                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
---------------------



                 NEXAR ANTICIPATES INSOLVENCY PROCEEDINGS AND
                     DELISTING OF STOCK FROM NASDAQ MARKET



     SOUTHBOROUGH, Mass., December 10, 1998 - Nexar Technologies, Inc. today announced that due to the company's inability to obtain new financing and concern among its creditors, Nexar anticipates that it will soon commence insolvency proceedings. In addition, Nexar anticipates its common stock will be delisted from The Nasdaq Stock Market as early as Friday, December 11, 1998 due to the company's failure to satisfy Nasdaq listing requirements. Upon delisting from Nasdaq, the company's stock may continue to be traded over-the-counter until any such insolvency proceedings are resolved, although the company warned that it could not ensure that such trading would occur or continue.


Safe Harbor Statement
---------------------


     Statements in this release which express the beliefs and expectations of the Company regarding its future results or performance are forward-looking statements that involve a number of risks and uncertainties. The Company's actual results could differ significantly from the results discussed in such forward-looking statements. Factors that could cause or contribute to such differences include those discussed in the Company's SEC filings, including its Form 10-K, filed March 30, 1998 and its quarterly reports on Form 10-Q, including its Form 10-Q filed on November 16, 1998. The Company undertakes no obligation to update any such forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.



                                    # # # #



For more information, contact:


Nexar Technologies, Inc.                   Continental Capital & Equity Corp.

Gerald Hattori, CFO                        Dodi B. Zirkle
Craig Conrad, Investor Relations           407/682-2001
508/485-7900